Index supplement to the prospectus dated April 13, 2023, the prospectus supplement dated April 13, 2023, the product supplement no. 4-I dated April 13, 2023 and the underlying supplement no. 22-I dated May 12, 2023.

Registration Statement Nos. 333-270004 and 333-270004-01
Dated August 8, 2024
Rule 424(b)(3)

AUGUST 2024

J.P. Morgan Total Return℠ Index

J.P.Morgan

Hypothetical and Actual Historical Monthly and Annual Returns

☐ Backtested using proxies ☐ Backtested ☐ Actual

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	Year
2004					-0.90%	0.13%	0.77%	1.84%	0.51%	1.64%	-0.50%	1.92%	5.50%
2005	1.18%	-0.16%	-1.51%	1.51%	1.70%	1.11%	-1.66%	1.85%	-1.67%	-1.52%	0.32%	0.69%	1.74%
2006	0.48%	0.53%	-0.44%	0.01%	-0.46%	0.07%	0.92%	1.16%	0.79%	0.83%	1.67%	-1.14%	4.47%
2007	-0.08%	1.79%	-0.63%	0.70%	-0.31%	-0.76%	0.30%	1.03%	0.75%	0.85%	3.14%	0.01%	6.94%
2008	2.34%	0.73%	0.28%	-1.01%	-0.51%	-0.87%	-0.30%	0.56%	-3.38%	-1.10%	4.22%	3.24%	4.04%
2009	-1.34%	-0.72%	1.06%	0.31%	2.08%	1.40%	2.13%	0.49%	1.82%	-0.05%	1.40%	0.01%	8.87%
2010	0.74%	0.54%	0.85%	0.85%	-1.63%	2.78%	1.89%	3.41%	0.12%	-0.31%	-1.62%	-0.59%	7.11%
2011	0.18%	0.50%	0.25%	1.31%	0.40%	-0.54%	3.02%	2.28%	1.56%	0.53%	-0.36%	1.80%	11.43%
2012	0.60%	0.34%	-1.12%	1.38%	0.26%	0.88%	2.80%	0.13%	-0.13%	0.56%	0.52%	0.07%	6.44%
2013	-0.83%	0.40%	0.20%	1.07%	-3.15%	-1.15%	0.35%	-0.48%	0.64%	0.76%	-0.01%	-0.12%	-2.37%
2014	1.07%	1.42%	0.47%	1.39%	1.99%	0.37%	-0.38%	2.50%	-1.97%	1.74%	1.27%	0.55%	10.83%
2015	4.20%	-2.06%	0.27%	-0.61%	-0.60%	-1.81%	0.24%	-0.40%	0.55%	-0.03%	-0.10%	-0.43%	-0.91%
2016	2.00%	1.07%	0.77%	0.50%	-0.07%	3.85%	1.37%	0.32%	-0.23%	-1.93%	-2.88%	0.68%	5.42%
2017	0.48%	0.60%	0.02%	0.61%	0.69%	0.15%	0.44%	1.31%	-0.77%	0.11%	0.08%	0.89%	4.71%
2018	-1.26%	-1.90%	0.20%	-0.25%	0.30%	0.18%	-0.03%	0.61%	-1.00%	-1.53%	0.26%	0.95%	-3.45%
2019	1.25%	-0.17%	1.86%	0.09%	2.59%	2.30%	0.46%	4.53%	-1.13%	0.26%	0.00%	0.34%	12.96%
2020	2.67%	0.87%	-2.95%	1.53%	0.64%	0.30%	1.09%	0.02%	-0.12%	-0.50%	2.81%	1.13%	7.62%
2021	-1.17%	-1.27%	0.09%	0.74%	0.45%	0.48%	0.84%	-0.01%	-1.53%	0.96%	0.21%	0.29%	0.04%
2022	-2.81%	-0.76%	-1.62%	-1.98%	0.50%	-2.36%	2.40%	-2.17%	-2.99%	-0.16%	2.28%	-0.34%	-9.72%
2023	2.34%	-1.63%	1.87%	0.50%	-0.65%	0.37%	0.67%	-0.33%	-1.30%	-0.58%	2.98%	2.59%	6.92%
2024	0.06%	-0.34%	0.91%	-1.52%	1.73%	0.47%	1.97%						3.29%

Please refer to the "Selected Risks" and "Disclaimer" at the end of this presentation.

Historical performance measures for the J.P. Morgan Total Return℠ Index (the "Index") represent hypothetical backtested performance using alternative performance for some constituents of the Index (the "Basket Constituents") from May 3, 2004 to June 25, 2014, hypothetical backtested performance using the actual performance of each Basket Constituent from June 26, 2014 through July 12, 2017, and actual performance from July 13, 2017 to July 31, 2024. Please see the "Use of hypothetical backtested returns" and "Use of alternative performance" at the end of this presentation for additional information related to backtesting and the use of alternative performance.

Except as noted above and in the sections entitled "Use of alternative performance" and "Use of hypothetical backtested returns" at the end of this document, the hypothetical monthly and annual returns set forth above were determined using the methodology currently used to calculate the Index. PAST PERFORMANCE AND BACKTESTED PERFORMANCE ARE NOT INDICATIVE OF FUTURE RESULTS.

Hypothetical and Actual Historical Monthly Weights

☐ Backtested using proxies ☐ Backtested ☐ Actual

	U.S. Treasury Bonds			Investment-Grade Credit			Other Gov't or Agency Bonds			Other Credit		
	1-3 Year Treasuries (SHY)	7-10 Year Treasuries (IEF)	20+ Year Treasuries (TLT)	1-3 Year Credit (IGSB)	Intermed. Credit (IGIB)	10+ Year Credit (IGLB)	Agency MBS (MBB)	Inflation-Protected (TIP)	Emerging Markets (EMB)	High Yield Corporate (HYG)	Floating Rate (FLOT)	Preferred Stock (PFF)
Jul 24	5%	–	–	20%	20%	–	–	20%	10%	15%	–	10%
Jun 24	5%	–	–	20%	20%	–	–	20%	10%	15%	–	10%
May 24	15%	–	–	20%	20%	10%	–	–	10%	5%	10%	10%
Apr 24	20%	–	–	20%	20%	–	–	5%	10%	15%	–	10%
Mar 24	20%	–	–	20%	20%	–	–	5%	10%	10%	5%	10%
Feb 24	20%	–	–	20%	20%	5%	–	–	10%	5%	10%	10%
Jan 24	20%	–	–	20%	20%	–	5%	5%	5%	20%	5%	–

	U.S. Treasury Bonds			Investment-Grade Credit			Other Gov't or Agency Bonds			Other Credit		
	1-3 Year Treasuries (SHY)	7-10 Year Treasuries (IEF)	20+ Year Treasuries (TLT)	1-3 Year Credit (IGSB)	Intermed. Credit (IGIB)	10+ Year Credit (IGLB)	Agency MBS (MBB)	Inflation-Protected (TIP)	Emerging Markets (EMB)	High Yield Corporate (HYG)	Floating Rate (FLOT)	Preferred Stock (PFF)
Dec 23	20%	–	–	20%	20%	5%	–	–	10%	15%	10%	–
Nov 23	20%	–	–	20%	5%	–	–	20%	10%	15%	10%	–

The Basket Constituents are identified above by their respective tickers. Please refer to the "Selected Risks" and "Disclaimer" at the end of this presentation and to the section entitled "Use of alternative performance" on the last page for information related to the Basket Constituents and the use of alternative performance in the backtest.

The hypothetical and actual historical monthly weights set forth above represent the monthly reference portfolio weights applied to hypothetical backtested performance using alternative performance for some Basket Constituents from May 3, 2004 to June 25, 2014, hypothetical backtested performance using the actual performance of each Basket Constituent from June 26, 2014 through July 12, 2017, and actual performance from July 13, 2017 to July 31, 2024.

While the monthly reference portfolio weights applied to the hypothetical backtested performance of the Index after June 25, 2014 were allocated to the actual Basket Constituents, alternative performance information for certain Basket Constituents may have been considered in determining the weights for such Basket Constituents after this date.

Please see the "Use of hypothetical backtested returns" at the end of this presentation for additional information related to backtesting and the use of alternative performance in the backtest.

Except as noted above and in the section entitled "Use of alternative performance" at the end of this document, the hypothetical and actual historical monthly weights set forth above were determined using the methodology currently used to calculate the Index. PAST ALLOCATIONS TO BASKET CONSTITUENTS, HYPOTHETICAL OR ACTUAL, ARE NOT INDICATIVE OR PREDICTIVE OF FUTURE ALLOCATIONS.

A UGUS T 2024 | J . P . Mo rg an T otal R eturn SM Ind e x The Basket Constituents are identified above by their respective tickers . Please refer to the “Selected Risks” and “Disclaimer” at the end of this presentation and to the section entitled “Use of alternative performance” on the last page for information related to the Basket Constituents and the use of alternative performance in the backtest . The hypothetical and actual historical monthly weights set forth above represent the monthly reference portfolio weights applied to hypothetical backtested performance using alternative performance for some Basket Constituents from May 3 , 2004 to June 25 , 2014 , hypothetical backtested performance using the actual performance of each Basket Constituent from June 26 , 2014 through July 12 , 2017 , and actual performance from July 13 , 2017 to July 31 , 2024 . While the monthly reference portfolio weights applied to the hypothetical backtested performance of the Index after June 25 , 2014 were allocated to the actual Basket Constituents, alternative performance information for certain Basket Constituents may have been considered in determining the weights for such Basket Constituents after this date . Please see the “Use of hypothetical backtested returns” at the end of this presentation for additional information related to backtesting and the use of alternative performance in the backtest . Except as noted above and in the section entitled “Use of alternative performance” at the end of this document, the hypothetical and actual historical monthly weights set forth above were determined using the methodology currently used to calculate the Index . PAST ALLOCATIONS TO BASKET CONSTITUENTS, HYPOTHETICAL OR ACTUAL, ARE NOT INDICATIVE OR PREDICTIVE OF FUTURE ALLOCATIONS . Other C r edit Other G o v ’ t or A gency Bonds I n v estme n t - G r ade C r edit U. S . T r easu r y Bonds P r e f er r e d Stock (PFF) Floati n g Rate (FLOT) High Y ield C orpo r at e (HYG) Eme r gi n g Markets (EMB) Inflation - P r otecte d (TIP) A gen c y MBS (MBB) 10+ Y ear Credit (IGLB) I n termed . Credit (IGIB) 1 – 3 Y ear Credit (IGSB) 20+ Y ear T r easurie s (TLT) 7 – 10 Y ear T r easurie s (IEF) 1 – 3 Y ear T r easurie s (SHY) — 10% 15% 10% 5% — — 20% 20% — — 20% Oc t 23 — 5% 20% 10% 5% — — 20% 20% — — 20% S e p 23 — 10% 15% 10% 20% — — 5% 20% — — 20% A u g 23 — 10% 15% 10% — — 5% 20% 20% — — 20% Ju l 23 — 10% 15% 10% — 5% — 20% 20% — — 20% Ju n 23 10% 10% — — 5% — 10% 20% 20% — 5% 20% M a y 23 — 10% 10% 10% 10% — — 20% 20% — — 20% Ap r 23 — 10% 10% — 15% 5% — 20% 20% — — 20% Ma r 23 — 10% 5% — 10% 15% — 20% 20% — — 20% F e b 23 — 10% 5% — 20% 5% — 20% 20% — — 20% Ja n 23 Other C r edit Other G o v ’ t or A gency Bonds I n v estme n t - G r ade C r edit U. S . T r easu r y Bonds P r e f er r e d Stock (PFF) Floati n g Rate (FLOT) High Y ield C orpo r at e (HYG) Eme r gi n g Markets (EMB) Inflation - P r otecte d (TIP) A gen c y MBS (MBB) 10+ Y ear Credit (IGLB) I n termed . Credit (IGIB) 1 – 3 Y ear Credit (IGSB) 20+ Y ear T r easurie s (TLT) 7 – 10 Y ear T r easurie s (IEF) 1 – 3 Y ear T r easurie s (SHY) — 10% 15% — — 15% — 20% 20% — — 20% De c 22 — 10% 10% — 15% 20% — 5% 20% — — 20% N o v 22 — 10% — — 15% 20% — — 20% — 15% 20% Oc t 22 10% 10% 5% — — 20% — 15% 20% — — 20% S e p 22 — 10% 10% — 20% 20% — — 20% — — 20% A u g 22 — 10% — — 20% 20% — 5% 20% — 5% 20% Ju l 22 — 10% 15% — 20% 15% — — 20% — — 20% Ju n 22 — 10% 15% — 20% 15% — — 20% — — 20% M a y 22 — 10% 15% — 20% 15% — — 20% — — 20% Ap r 22 — 10% 15% — 20% 15% — — 20% — — 20% Ma r 22 — 10% 15% — 20% 15% — — 20% — — 20% F e b 22 10% — 15% 5% 20% — 10% — — 20% — 20% Ja n 22 Other C r edit Other G o v ’ t or A gency Bonds I n v estme n t - G r ade C r edit U. S . T r easu r y Bonds P r e f er r e d Stock (PFF) Floati n g Rate (FLOT) High Y ield C orpo r at e (HYG) Eme r gi n g Markets (EMB) Inflation - P r otecte d (TIP) A gen c y MBS (MBB) 10+ Y ear Credit (IGLB) I n termed . Credit (IGIB) 1 – 3 Y ear Credit (IGSB) 20+ Y ear T r easurie s (TLT) 7 – 10 Y ear T r easurie s (IEF) 1 – 3 Y ear T r easurie s (SHY) 10% — 15% — 20% — 10% — — 20% 5% 20% De c 21 10% — 15% — 20% — 20% 10% 10% 15% — — N o v 21 10% — 15% — 20% — 20% 20% — 15% — — Oc t 21 10% — 15% 10% 20% — 20% 15% — 10% — — S e p 21 10% — 15% 5% 20% — 20% 20% 10% — — — A u g 21 10% — 15% — 20% — — 15% 20% — — 20% Ju l 21 10% — 15% — 20% 15% — — 20% — — 20% Ju n 21 10% — 15% 10% 20% 5% — — 20% — — 20% M a y 21 10% — 15% 10% 20% 5% — — 20% — — 20% Ap r 21 5% — 20% — 15% 20% — — 20% — — 20% Ma r 21 10% — 15% 10% 20% 5% — 20% 20% — — — F e b 21 10% — 15% 10% 20% — 20% 20% 5% — — — Ja n 21 Other C r edit Other G o v ’ t or A gency Bonds I n v estme n t - G r ade C r edit U. S . T r easu r y Bonds P r e f er r e d Stock (PFF) Floati n g Rate (FLOT) High Y ield C orpo r at e (HYG) Eme r gi n g Markets (EMB) Inflation - P r otecte d (TIP) A gen c y MBS (MBB) 10+ Y ear Credit (IGLB) I n termed . Credit (IGIB) 1 – 3 Y ear Credit (IGSB) 20+ Y ear T r easurie s (TLT) 7 – 10 Y ear T r easurie s (IEF) 1 – 3 Y ear T r easurie s (SHY) 10% — 15% 10% 20% — 20% 20% — 5% — — De c 20 10% — 15% 10% 20% — 20% 20% 5% — — — N o v 20

AUGUST 2024 | J.P. Morgan Total Return℠ Index

J.P.Morgan

	U.S. Treasury Bonds			Investment-Grade Credit			Other Gov't or Agency Bonds			Other Credit		
	1-3 Year Treasuries (SHY)	7-10 Year Treasuries (IEF)	20+ Year Treasuries (TLT)	1-3 Year Credit (IGSB)	Intermed. Credit (IGIB)	10+ Year Credit (IGLB)	Agency MBS (MBB)	Inflation-Protected (TIP)	Emerging Markets (EMB)	High Yield Corporate (HYG)	Floating Rate (FLOT)	Preferred Stock (PFF)
Oct 20	–	5%	–	20%	20%	5%	–	15%	10%	5%	10%	10%
Sep 20	20%	20%	–	10%	5%	–	20%	20%	–	5%	–	–
Aug 20	20%	20%	–	15%	–	–	20%	20%	–	5%	–	–
Jul 20	20%	20%	–	15%	–	–	20%	20%	–	5%	–	–
Jun 20	20%	20%	–	15%	–	–	20%	20%	–	5%	–	–
May 20	20%	20%	–	20%	–	–	20%	15%	–	5%	–	–
Apr 20	20%	20%	–	15%	–	–	20%	20%	–	5%	–	–
Mar 20	–	–	15%	10%	20%	20%	15%	15%	–	–	5%	–
Feb 20	–	–	15%	10%	20%	20%	–	–	10%	15%	–	10%
Jan 20	–	–	15%	10%	20%	20%	–	–	10%	15%	–	10%

	U.S. Treasury Bonds			Investment-Grade Credit			Other Gov't or Agency Bonds			Other Credit		
	1-3 Year Treasuries (SHY)	7-10 Year Treasuries (IEF)	20+ Year Treasuries (TLT)	1-3 Year Credit (IGSB)	Intermed. Credit (IGIB)	10+ Year Credit (IGLB)	Agency MBS (MBB)	Inflation-Protected (TIP)	Emerging Markets (EMB)	High Yield Corporate (HYG)	Floating Rate (FLOT)	Preferred Stock (PFF)
Dec 19	–	–	15%	10%	20%	20%	5%	–	5%	15%	–	10%
Nov 19	–	5%	15%	5%	20%	20%	5%	–	10%	10%	–	10%
Oct 19	–	–	20%	5%	20%	20%	5%	–	5%	20%	–	5%
Sep 19	–	15%	20%	–	20%	20%	–	5%	10%	–	–	10%
Aug 19	–	20%	20%	–	20%	20%	–	–	10%	–	–	10%
Jul 19	–	5%	20%	–	20%	20%	–	–	10%	20%	–	5%
Jun 19	–	20%	20%	–	20%	20%	–	–	10%	–	–	10%
May 19	–	20%	20%	–	20%	20%	–	–	10%	10%	–	–
Apr 19	–	20%	20%	–	20%	20%	10%	–	10%	–	–	–
Mar 19	–	20%	–	10%	20%	–	20%	–	10%	20%	–	–
Feb 19	–	20%	20%	10%	20%	–	20%	–	10%	–	–	–
Jan 19	20%	20%	–	20%	20%	–	20%	–	–	–	–	–

	U.S. Treasury Bonds			Investment-Grade Credit			Other Gov't or Agency Bonds			Other Credit		
	1-3 Year Treasuries (SHY)	7-10 Year Treasuries (IEF)	20+ Year Treasuries (TLT)	1-3 Year Credit (IGSB)	Intermed. Credit (IGIB)	10+ Year Credit (IGLB)	Agency MBS (MBB)	Inflation-Protected (TIP)	Emerging Markets (EMB)	High Yield Corporate (HYG)	Floating Rate (FLOT)	Preferred Stock (PFF)
Dec 18	20%	20%	–	20%	–	–	20%	–	–	10%	10%	–
Nov 18	20%	20%	–	20%	15%	–	–	–	–	20%	5%	–
Oct 18	15%	–	–	20%	20%	–	–	20%	–	20%	–	5%
Sep 18	–	20%	20%	–	–	–	15%	20%	–	15%	–	10%
Aug 18	20%	–	–	20%	–	–	15%	20%	–	15%	–	10%
Jul 18	20%	–	–	20%	–	–	15%	20%	–	5%	10%	10%
Jun 18	20%	–	–	20%	–	–	15%	20%	–	15%	10%	–
May 18	20%	–	–	20%	–	–	15%	20%	–	15%	10%	–
Apr 18	20%	–	15%	20%	–	–	–	20%	–	5%	10%	10%
Mar 18	20%	–	–	20%	5%	–	–	20%	10%	15%	10%	–
Feb 18	–	–	–	20%	5%	20%	–	20%	10%	20%	5%	–
Jan 18	–	–	20%	–	–	20%	10%	20%	10%	20%	–	–

	U.S. Treasury Bonds			Investment-Grade Credit			Other Gov't or Agency Bonds			Other Credit		
	1-3 Year Treasuries (SHY)	7-10 Year Treasuries (IEF)	20+ Year Treasuries (TLT)	1-3 Year Credit (IGSB)	Intermed. Credit (IGIB)	10+ Year Credit (IGLB)	Agency MBS (MBB)	Inflation-Protected (TIP)	Emerging Markets (EMB)	High Yield Corporate (HYG)	Floating Rate (FLOT)	Preferred Stock (PFF)
Dec 17	–	–	20%	–	20%	20%	5%	–	10%	15%	–	10%
Nov 17	–	–	20%	–	20%	20%	10%	–	10%	20%	–	–

The Basket Constituents are identified above by their respective tickers. Please refer to the "Selected Risks" and "Disclaimer" at the end of this presentation and to the section entitled "Use of alternative performance" on the last page for information related to the Basket Constituents and the use of alternative performance in the backtest.

The hypothetical and actual historical monthly weights set forth above represent the monthly reference portfolio weights applied to hypothetical backtested performance using alternative performance for some Basket Constituents from May 3, 2004 to June 25, 2014, hypothetical backtested performance using the actual performance of each Basket Constituent from June 26, 2014 through July 12, 2017, and actual performance from July 13, 2017 to July 31, 2024.

While the monthly reference portfolio weights applied to the hypothetical backtested performance of the Index after June 25, 2014 were allocated to the actual Basket Constituents, alternative performance information for certain Basket Constituents may have been considered in determining the weights for such Basket Constituents after this date.

Please see the "Use of hypothetical backtested returns" at the end of this presentation for additional information related to backtesting and the use of alternative performance in the backtest.

Except as noted above and in the section entitled "Use of alternative performance" at the end of this document, the hypothetical and actual historical monthly weights set forth above were determined using the methodology currently used to calculate the Index. PAST ALLOCATIONS TO BASKET CONSTITUENTS, HYPOTHETICAL OR ACTUAL, ARE NOT INDICATIVE OR PREDICTIVE OF FUTURE ALLOCATIONS.

A UGUS T 2024 | J . P . Mo rg an T otal R eturn SM Ind e x The Basket Constituents are identified above by their respective tickers . Please refer to the “Selected Risks” and “Disclaimer” at the end of this presentation and to the section entitled “Use of alternative performance” on the last page for information related to the Basket Constituents and the use of alternative performance in the backtest . The hypothetical and actual historical monthly weights set forth above represent the monthly reference portfolio weights applied to hypothetical backtested performance using alternative performance for some Basket Constituents from May 3 , 2004 to June 25 , 2014 , hypothetical backtested performance using the actual performance of each Basket Constituent from June 26 , 2014 through July 12 , 2017 , and actual performance from July 13 , 2017 to July 31 , 2024 . While the monthly reference portfolio weights applied to the hypothetical backtested performance of the Index after June 25 , 2014 were allocated to the actual Basket Constituents, alternative performance information for certain Basket Constituents may have been considered in determining the weights for such Basket Constituents after this date . Please see the “Use of hypothetical backtested returns” at the end of this presentation for additional information related to backtesting and the use of alternative performance in the backtest . Except as noted above and in the section entitled “Use of alternative performance” at the end of this document, the hypothetical and actual historical monthly weights set forth above were determined using the methodology currently used to calculate the Index . PAST ALLOCATIONS TO BASKET CONSTITUENTS, HYPOTHETICAL OR ACTUAL, ARE NOT INDICATIVE OR PREDICTIVE OF FUTURE ALLOCATIONS . Other C r edit Other G o v ’ t or A gency Bonds I n v estme n t - G r ade C r edit U. S . T r easu r y Bonds P r e f er r e d Stock (PFF) Floati n g Rate (FLOT) High Y ield C orpo r at e (HYG) Eme r gi n g Markets (EMB) Inflation - P r otecte d (TIP) A gen c y MBS (MBB) 10+ Y ear Credit (IGLB) I n termed . Credit (IGIB) 1 – 3 Y ear Credit (IGSB) 20+ Y ear T r easurie s (TLT) 7 – 10 Y ear T r easurie s (IEF) 1 – 3 Y ear T r easurie s (SHY) 5% — 20% 10% — 5% 20% 20% — 20% — — Oc t 17 10% — 15% 10% — — 20% 5% — 20% 20% — S e p 17 10% — 15% 10% — — 20% 20% — 20% 5% — A u g 17 10% — 15% 10% — — 20% 20% — 20% 5% — Ju l 17 10% — 15% 10% — — 20% 10% — 20% 15% — Ju n 17 5% — 20% 10% — — 10% 20% 20% — — 15% M a y 17 5% — 20% 10% 5% — — 20% 20% — — 20% Ap r 17 — 5% 20% — 20% — — 15% 20% — — 20% Ma r 17 — 5% 20% — 20% — — 15% 20% — — 20% F e b 17 — 5% 20% — — 15% — 20% 20% — — 20% Ja n 17 Other C r edit Other G o v ’ t or A gency Bonds I n v estme n t - G r ade C r edit U. S . T r easu r y Bonds P r e f er r e d Stock (PFF) Floati n g Rate (FLOT) High Y ield C orpo r at e (HYG) Eme r gi n g Markets (EMB) Inflation - P r otecte d (TIP) A gen c y MBS (MBB) 10+ Y ear Credit (IGLB) I n termed . Credit (IGIB) 1 – 3 Y ear Credit (IGSB) 20+ Y ear T r easurie s (TLT) 7 – 10 Y ear T r easurie s (IEF) 1 – 3 Y ear T r easurie s (SHY) — 5% 20% 10% 5% — — 20% 20% — — 20% De c 16 5% — 20% 10% 20% — 20% 20% — 5% — — N o v 16 5% — 20% 10% 5% — 20% 20% — 20% — — Oc t 16 5% — 20% 10% 5% — 20% 20% — 20% — — S e p 16 5% — 20% 10% 20% — 20% 5% — 20% — — A u g 16 — — 20% 10% 10% — 20% — — 20% 20% — Ju l 16 10% — 15% 10% 5% — 20% — — 20% 20% — Ju n 16 5% — — 10% 20% — 20% 10% — 15% 20% — M a y 16 10% — — 10% 15% — 20% 15% — 20% 10% — Ap r 16 10% — — 10% 20% 20% — — — 20% 20% — Ma r 16 — — — — — 20% — 10% 20% 20% 20% 10% F e b 16 10% 10% — — — 20% — — 20% 20% 20% — Ja n 16 Other C r edit Other G o v ’ t or A gency Bonds I n v estme n t - G r ade C r edit U. S . T r easu r y Bonds P r e f er r e d Stock (PFF) Floati n g Rate (FLOT) High Y ield C orpo r at e (HYG) Eme r gi n g Markets (EMB) Inflation - P r otecte d (TIP) A gen c y MBS (MBB) 10+ Y ear Credit (IGLB) I n termed . Credit (IGIB) 1 – 3 Y ear Credit (IGSB) 20+ Y ear T r easurie s (TLT) 7 – 10 Y ear T r easurie s (IEF) 1 – 3 Y ear T r easurie s (SHY) 10% — — 10% — 20% — 20% — 20% 20% — De c 15 10% — — — — 20% — — 20% 15% 20% 15% N o v 15 — 10% — — — 20% — 10% 20% — 20% 20% Oc t 15 10% — — — — 20% — — 20% 10% 20% 20% S e p 15 10% 10% 5% 10% — 20% — 5% 20% — — 20% A u g 15 5% — 20% 10% — 5% — 20% 20% — — 20% Ju l 15 10% — 15% — — 20% — 20% — 15% 20% — Ju n 15 10% — 15% 10% — 20% — — 5% 20% 20% — M a y 15 10% — 15% — — 20% — 15% — 20% 20% — Ap r 15 10% — 15% — — 20% 15% 5% — 20% 15% — Ma r 15 10% — 15% — — 10% 20% — — 20% 20% 5% F e b 15 10% 5% — — — 20% 20% — — 20% 20% 5% Ja n 15 Other C r edit Other G o v ’ t or A gency Bonds I n v estme n t - G r ade C r edit U. S . T r easu r y Bonds P r e f er r e d Stock (PFF) Floati n g Rate (FLOT) High Y ield C orpo r at e (HYG) Eme r gi n g Markets (EMB) Inflation - P r otecte d (TIP) A gen c y MBS (MBB) 10+ Y ear Credit (IGLB) I n termed . Credit (IGIB) 1 – 3 Y ear Credit (IGSB) 20+ Y ear T r easurie s (TLT) 7 – 10 Y ear T r easurie s (IEF) 1 – 3 Y ear T r easurie s (SHY) 10% — — 10% — 20% 20% — — 20% 20% — De c 14 10% — 5% 10% — 15% 20% — — 20% 20% — N o v 14

AUGUST 2024 | J.P. Morgan Total Return℠ Index

J.P.Morgan

	U.S. Treasury Bonds			Investment-Grade Credit			Other Gov't or Agency Bonds			Other Credit		
	1-3 Year Treasuries (SHY)	7-10 Year Treasuries (IEF)	20+ Year Treasuries (TLT)	1-3 Year Credit (IGSB)	Intermed. Credit (IGIB)	10+ Year Credit (IGLB)	Agency MBS (MBB)	Inflation-Protected (TIP)	Emerging Markets (EMB)	High Yield Corporate (HYG)	Floating Rate (FLOT)	Preferred Stock (PFF)
Oct 14	–	20%	20%	–	–	20%	20%	–	10%	–	–	10%
Sep 14	–	15%	20%	–	–	20%	5%	20%	10%	–	–	10%
Aug 14	–	5%	20%	–	–	20%	–	20%	10%	15%	–	10%
Jul 14	–	5%	20%	–	–	20%	–	20%	10%	15%	–	10%
Jun 14	–	5%	20%	–	–	20%	–	20%	10%	15%	–	10%
May 14	–	–	20%	–	20%	20%	5%	–	10%	15%	–	10%
Apr 14	–	–	20%	–	20%	20%	5%	–	10%	15%	–	10%
Mar 14	–	10%	20%	–	15%	20%	–	–	10%	20%	–	5%
Feb 14	–	–	15%	–	20%	20%	20%	–	–	20%	–	5%
Jan 14	–	–	–	10%	20%	20%	20%	–	10%	20%	–	–

	U.S. Treasury Bonds			Investment-Grade Credit			Other Gov't or Agency Bonds			Other Credit		
	1-3 Year Treasuries (SHY)	7-10 Year Treasuries (IEF)	20+ Year Treasuries (TLT)	1-3 Year Credit (IGSB)	Intermed. Credit (IGIB)	10+ Year Credit (IGLB)	Agency MBS (MBB)	Inflation-Protected (TIP)	Emerging Markets (EMB)	High Yield Corporate (HYG)	Floating Rate (FLOT)	Preferred Stock (PFF)
Dec 13	20%	–	–	20%	20%	–	20%	–	–	20%	–	–
Nov 13	20%	–	–	20%	15%	–	20%	–	–	15%	10%	–
Oct 13	20%	–	–	20%	20%	–	15%	–	–	15%	10%	–
Sep 13	20%	–	–	20%	20%	–	15%	–	–	15%	10%	–
Aug 13	20%	–	–	20%	20%	–	15%	–	–	20%	5%	–
Jul 13	20%	–	–	20%	20%	–	15%	–	–	5%	10%	10%
Jun 13	20%	–	–	20%	20%	–	15%	–	–	15%	–	10%
May 13	–	20%	5%	–	20%	20%	–	–	10%	20%	–	5%
Apr 13	20%	15%	–	20%	20%	–	–	–	–	20%	–	5%
Mar 13	–	–	–	20%	20%	5%	–	20%	10%	20%	–	5%
Feb 13	5%	–	–	20%	20%	–	–	20%	10%	20%	–	5%
Jan 13	–	–	–	5%	20%	20%	–	20%	10%	20%	–	5%

	U.S. Treasury Bonds			Investment-Grade Credit			Other Gov't or Agency Bonds			Other Credit		
	1-3 Year Treasuries (SHY)	7-10 Year Treasuries (IEF)	20+ Year Treasuries (TLT)	1-3 Year Credit (IGSB)	Intermed. Credit (IGIB)	10+ Year Credit (IGLB)	Agency MBS (MBB)	Inflation-Protected (TIP)	Emerging Markets (EMB)	High Yield Corporate (HYG)	Floating Rate (FLOT)	Preferred Stock (PFF)
Dec 12	–	5%	–	–	20%	20%	–	20%	10%	20%	–	5%
Nov 12	–	–	20%	–	20%	20%	–	5%	10%	15%	–	10%
Oct 12	–	20%	20%	–	–	20%	–	5%	10%	20%	–	5%
Sep 12	–	15%	20%	–	5%	20%	–	5%	10%	20%	–	5%
Aug 12	–	20%	20%	–	5%	20%	–	–	10%	15%	–	10%
Jul 12	–	15%	20%	–	10%	20%	–	–	10%	15%	–	10%
Jun 12	–	–	20%	–	20%	20%	–	10%	5%	15%	–	10%
May 12	–	20%	–	–	20%	20%	–	5%	10%	15%	–	10%
Apr 12	–	–	–	5%	20%	20%	–	20%	10%	15%	–	10%
Mar 12	–	–	10%	–	15%	20%	–	20%	10%	20%	–	5%
Feb 12	–	5%	20%	10%	10%	–	20%	–	10%	15%	–	10%
Jan 12	20%	5%	20%	10%	–	–	20%	–	5%	20%	–	–

	U.S. Treasury Bonds			Investment-Grade Credit			Other Gov't or Agency Bonds			Other Credit		
	1-3 Year Treasuries (SHY)	7-10 Year Treasuries (IEF)	20+ Year Treasuries (TLT)	1-3 Year Credit (IGSB)	Intermed. Credit (IGIB)	10+ Year Credit (IGLB)	Agency MBS (MBB)	Inflation-Protected (TIP)	Emerging Markets (EMB)	High Yield Corporate (HYG)	Floating Rate (FLOT)	Preferred Stock (PFF)
Dec 11	20%	–	20%	20%	–	–	10%	10%	–	15%	5%	–
Nov 11	10%	20%	15%	20%	–	–	–	5%	10%	20%	–	–

The Basket Constituents are identified above by their respective tickers. Please refer to the "Selected Risks" and "Disclaimer" at the end of this presentation and to the section entitled "Use of alternative performance" on the last page for information related to the Basket Constituents and the use of alternative performance in the backtest.

The hypothetical and actual historical monthly weights set forth above represent the monthly reference portfolio weights applied to hypothetical backtested performance using alternative performance for some Basket Constituents from May 3, 2004 to June 25, 2014, hypothetical backtested performance using the actual performance of each Basket Constituent from June 26, 2014 through July 12, 2017, and actual performance from July 13, 2017 to July 31, 2024.

While the monthly reference portfolio weights applied to the hypothetical backtested performance of the Index after June 25, 2014 were allocated to the actual Basket Constituents, alternative performance information for certain Basket Constituents may have been considered in determining the weights for such Basket Constituents after this date.

Please see the "Use of hypothetical backtested returns" at the end of this presentation for additional information related to backtesting and the use of alternative performance in the backtest.

Except as noted above and in the section entitled "Use of alternative performance" at the end of this document, the hypothetical and actual historical monthly weights set forth above were determined using the methodology currently used to calculate the Index. PAST ALLOCATIONS TO BASKET CONSTITUENTS, HYPOTHETICAL OR ACTUAL, ARE NOT INDICATIVE OR PREDICTIVE OF FUTURE ALLOCATIONS.

A UGUS T 2024 | J . P . Mo rg an T otal R eturn SM Ind e x The Basket Constituents are identified above by their respective tickers . Please refer to the “Selected Risks” and “Disclaimer” at the end of this presentation and to the section entitled “Use of alternative performance” on the last page for information related to the Basket Constituents and the use of alternative performance in the backtest . The hypothetical and actual historical monthly weights set forth above represent the monthly reference portfolio weights applied to hypothetical backtested performance using alternative performance for some Basket Constituents from May 3 , 2004 to June 25 , 2014 , hypothetical backtested performance using the actual performance of each Basket Constituent from June 26 , 2014 through July 12 , 2017 , and actual performance from July 13 , 2017 to July 31 , 2024 . While the monthly reference portfolio weights applied to the hypothetical backtested performance of the Index after June 25 , 2014 were allocated to the actual Basket Constituents, alternative performance information for certain Basket Constituents may have been considered in determining the weights for such Basket Constituents after this date . Please see the “Use of hypothetical backtested returns” at the end of this presentation for additional information related to backtesting and the use of alternative performance in the backtest . Except as noted above and in the section entitled “Use of alternative performance” at the end of this document, the hypothetical and actual historical monthly weights set forth above were determined using the methodology currently used to calculate the Index . PAST ALLOCATIONS TO BASKET CONSTITUENTS, HYPOTHETICAL OR ACTUAL, ARE NOT INDICATIVE OR PREDICTIVE OF FUTURE ALLOCATIONS . Other C r edit Other G o v ’ t or A gency Bonds I n v estme n t - G r ade C r edit U. S . T r easu r y Bonds P r e f er r e d Stock (PFF) Floati n g Rate (FLOT) High Y ield C orpo r at e (HYG) Eme r gi n g Markets (EMB) Inflation - P r otecte d (TIP) A gen c y MBS (MBB) 10+ Y ear Credit (IGLB) I n termed . Credit (IGIB) 1 – 3 Y ear Credit (IGSB) 20+ Y ear T r easurie s (TLT) 7 – 10 Y ear T r easurie s (IEF) 1 – 3 Y ear T r easurie s (SHY) — — 10% 5% — 20% — — 15% 15% 20% 15% Oc t 11 — — 5% 10% 15% 20% — — — 10% 20% 20% S e p 11 — — 5% 10% 20% — 20% 15% — 10% 20% — A u g 11 10% — — 10% 20% — 20% 10% — 10% 20% — Ju l 11 5% — 20% — 20% 5% 20% 20% — 10% — — Ju n 11 5% — 20% — 20% 20% — — 20% — — 15% M a y 11 5% — 20% — 15% 20% — — 20% — — 20% Ap r 11 5% — 20% — 20% 15% — 20% 20% — — — Ma r 11 5% — 20% — 20% — — 20% 20% — — 15% F e b 11 5% — 20% 10% 20% — 20% 20% 5% — — — Ja n 11 Other C r edit Other G o v ’ t or A gency Bonds I n v estme n t - G r ade C r edit U. S . T r easu r y Bonds P r e f er r e d Stock (PFF) Floati n g Rate (FLOT) High Y ield C orpo r at e (HYG) Eme r gi n g Markets (EMB) Inflation - P r otecte d (TIP) A gen c y MBS (MBB) 10+ Y ear Credit (IGLB) I n termed . Credit (IGIB) 1 – 3 Y ear Credit (IGSB) 20+ Y ear T r easurie s (TLT) 7 – 10 Y ear T r easurie s (IEF) 1 – 3 Y ear T r easurie s (SHY) 10% — 15% 10% 20% — 20% 5% — — 20% — De c 10 10% — 15% 10% 20% — — 20% — 5% 20% — N o v 10 10% — 15% 10% — 10% 5% 10% — 20% 20% — Oc t 10 10% — 10% 10% 5% 5% 5% 15% — 20% 20% — S e p 10 10% — 15% 10% — — 15% 10% — 20% 20% — A u g 10 10% — — 10% — 20% 10% 10% — 20% 20% — Ju l 10 10% — 15% 5% — — 20% 20% — 20% 10% — Ju n 10 10% — 15% 10% 20% 5% 20% 20% — — — — M a y 10 10% — 15% 10% 5% 20% — 20% 20% — — — Ap r 10 10% — 15% 10% 20% 5% 20% 20% — — — — Ma r 10 5% — 20% 10% 20% 5% 20% 20% — — — — F e b 10 10% — 15% 10% 20% — 20% 20% 5% — — — Ja n 10 Other C r edit Other G o v ’ t or A gency Bonds I n v estme n t - G r ade C r edit U. S . T r easu r y Bonds P r e f er r e d Stock (PFF) Floati n g Rate (FLOT) High Y ield C orpo r at e (HYG) Eme r gi n g Markets (EMB) Inflation - P r otecte d (TIP) A gen c y MBS (MBB) 10+ Y ear Credit (IGLB) I n termed . Credit (IGIB) 1 – 3 Y ear Credit (IGSB) 20+ Y ear T r easurie s (TLT) 7 – 10 Y ear T r easurie s (IEF) 1 – 3 Y ear T r easurie s (SHY) 5% — 20% 10% 20% — 20% 20% — — 5% — De c 09 10% 5% 10% 10% 10% 5% 20% 20% 10% — — — N o v 09 10% 5% 10% 10% — 15% 15% 20% 15% — — — Oc t 09 10% 10% — 10% — 20% 5% 20% 20% — — 5% S e p 09 5% 10% 5% 10% — 20% 5% 20% 20% — — 5% A u g 09 — 10% 5% 10% 15% 10% 10% 20% 20% — — — Ju l 09 — 10% 10% 10% — 20% 10% 20% 20% — — — Ju n 09 — 10% 5% 10% — 20% 20% 20% 5% — — 10% M a y 09 — 10% — 5% — 20% — 20% 5% — 20% 20% Ap r 09 — 10% — — — 20% — 10% 20% 5% 15% 20% Ma r 09 — 10% — — — 20% — 5% 20% 5% 20% 20% F e b 09 — 10% — 5% — 20% — — 20% 5% 20% 20% Ja n 09 Other C r edit Other G o v ’ t or A gency Bonds I n v estme n t - G r ade C r edit U. S . T r easu r y Bonds P r e f er r e d Stock (PFF) Floati n g Rate (FLOT) High Y ield C orpo r at e (HYG) Eme r gi n g Markets (EMB) Inflation - P r otecte d (TIP) A gen c y MBS (MBB) 10+ Y ear Credit (IGLB) I n termed . Credit (IGIB) 1 – 3 Y ear Credit (IGSB) 20+ Y ear T r easurie s (TLT) 7 – 10 Y ear T r easurie s (IEF) 1 – 3 Y ear T r easurie s (SHY) — 10% — 5% — 20% — — 20% 5% 20% 20% De c 08 — 10% — — — 20% — 5% 20% 10% 15% 20% N o v 08

AUGUST 2024 | J.P. Morgan Total Return[SM] Index

J.P.Morgan

	U.S. Treasury Bonds			Investment-Grade Credit			Other Gov't or Agency Bonds			Other Credit		
	1-3 Year Treasuries (SHY)	7-10 Year Treasuries (IEF)	20+ Year Treasuries (TLT)	1-3 Year Credit (IGSB)	Intermed. Credit (IGIB)	10+ Year Credit (IGLB)	Agency MBS (MBB)	Inflation-Protected (TIP)	Emerging Markets (EMB)	High Yield Corporate (HYG)	Floating Rate (FLOT)	Preferred Stock (PFF)
Oct 08	20%	10%	20%	20%	–	–	20%	–	–	–	10%	–
Sep 08	–	15%	20%	5%	–	–	20%	5%	10%	15%	10%	–
Aug 08	20%	–	–	20%	–	–	15%	20%	–	15%	10%	–
Jul 08	20%	20%	–	20%	–	–	10%	20%	–	–	10%	–
Jun 08	15%	–	–	20%	–	–	20%	20%	–	15%	–	10%
May 08	20%	20%	–	15%	–	–	20%	20%	–	–	–	5%
Apr 08	20%	20%	–	10%	–	–	20%	20%	10%	–	–	–
Mar 08	20%	20%	5%	15%	–	–	10%	20%	10%	–	–	–
Feb 08	20%	20%	10%	10%	–	–	10%	20%	10%	–	–	–
Jan 08	20%	15%	15%	5%	–	–	15%	20%	10%	–	–	–

	U.S. Treasury Bonds			Investment-Grade Credit			Other Gov't or Agency Bonds			Other Credit		
	1-3 Year Treasuries (SHY)	7-10 Year Treasuries (IEF)	20+ Year Treasuries (TLT)	1-3 Year Credit (IGSB)	Intermed. Credit (IGIB)	10+ Year Credit (IGLB)	Agency MBS (MBB)	Inflation-Protected (TIP)	Emerging Markets (EMB)	High Yield Corporate (HYG)	Floating Rate (FLOT)	Preferred Stock (PFF)
Dec 07	5%	20%	20%	20%	–	–	5%	20%	10%	–	–	–
Nov 07	10%	20%	20%	20%	–	–	10%	20%	–	–	–	–
Oct 07	20%	20%	10%	20%	–	–	10%	20%	–	–	–	–
Sep 07	20%	20%	–	20%	–	–	10%	20%	–	–	10%	–
Aug 07	20%	20%	10%	20%	–	–	–	20%	–	–	10%	–
Jul 07	20%	–	–	20%	15%	–	–	20%	–	5%	10%	10%
Jun 07	20%	–	–	20%	5%	–	20%	–	10%	20%	–	5%
May 07	–	5%	–	20%	20%	–	20%	–	10%	20%	–	5%
Apr 07	–	–	–	5%	20%	20%	20%	–	10%	15%	–	10%
Mar 07	–	5%	20%	–	20%	20%	–	–	10%	20%	–	5%
Feb 07	–	–	5%	–	20%	20%	20%	–	10%	15%	–	10%
Jan 07	–	20%	20%	–	–	20%	5%	–	10%	15%	–	10%

	U.S. Treasury Bonds			Investment-Grade Credit			Other Gov't or Agency Bonds			Other Credit		
	1-3 Year Treasuries (SHY)	7-10 Year Treasuries (IEF)	20+ Year Treasuries (TLT)	1-3 Year Credit (IGSB)	Intermed. Credit (IGIB)	10+ Year Credit (IGLB)	Agency MBS (MBB)	Inflation-Protected (TIP)	Emerging Markets (EMB)	High Yield Corporate (HYG)	Floating Rate (FLOT)	Preferred Stock (PFF)
Dec 06	–	20%	20%	–	–	20%	20%	–	10%	–	–	10%
Nov 06	–	20%	20%	–	–	20%	20%	–	10%	–	–	10%
Oct 06	–	20%	20%	–	10%	20%	–	20%	10%	–	–	–
Sep 06	–	20%	–	–	20%	–	20%	20%	10%	–	10%	–
Aug 06	20%	–	–	20%	20%	–	20%	–	10%	–	10%	–
Jul 06	20%	–	–	20%	15%	–	20%	–	–	15%	10%	–
Jun 06	20%	–	–	20%	5%	–	20%	–	10%	15%	10%	–
May 06	20%	–	–	20%	5%	–	20%	–	10%	20%	–	5%
Apr 06	20%	–	–	20%	5%	–	20%	–	10%	15%	–	10%
Mar 06	20%	–	–	20%	5%	–	20%	–	10%	5%	10%	10%
Feb 06	20%	–	–	5%	–	–	20%	20%	10%	5%	10%	10%
Jan 06	20%	–	–	20%	–	–	5%	20%	10%	5%	10%	10%

	U.S. Treasury Bonds			Investment-Grade Credit			Other Gov't or Agency Bonds			Other Credit		
	1-3 Year Treasuries (SHY)	7-10 Year Treasuries (IEF)	20+ Year Treasuries (TLT)	1-3 Year Credit (IGSB)	Intermed. Credit (IGIB)	10+ Year Credit (IGLB)	Agency MBS (MBB)	Inflation-Protected (TIP)	Emerging Markets (EMB)	High Yield Corporate (HYG)	Floating Rate (FLOT)	Preferred Stock (PFF)
Dec 05	20%	–	–	20%	5%	–	20%	–	10%	15%	10%	–
Nov 05	20%	–	5%	20%	20%	–	–	–	10%	20%	5%	–

The Basket Constituents are identified above by their respective tickers. Please refer to the "Selected Risks" and "Disclaimer" at the end of this presentation and to the section entitled "Use of alternative performance" on the last page for information related to the Basket Constituents and the use of alternative performance in the backtest.

The hypothetical and actual historical monthly weights set forth above represent the monthly reference portfolio weights applied to hypothetical backtested performance using alternative performance for some Basket Constituents from May 3, 2004 to June 25, 2014, hypothetical backtested performance using the actual performance of each Basket Constituent from June 26, 2014 through July 12, 2017, and actual performance from July 13, 2017 to July 31, 2024.

While the monthly reference portfolio weights applied to the hypothetical backtested performance of the Index after June 25, 2014 were allocated to the actual Basket Constituents, alternative performance information for certain Basket Constituents may have been considered in determining the weights for such Basket Constituents after this date.

Please see the "Use of hypothetical backtested returns" at the end of this presentation for additional information related to backtesting and the use of alternative performance in the backtest.

Except as noted above and in the section entitled "Use of alternative performance" at the end of this document, the hypothetical and actual historical monthly weights set forth above were determined using the methodology currently used to calculate the Index. PAST ALLOCATIONS TO BASKET CONSTITUENTS, HYPOTHETICAL OR ACTUAL, ARE NOT INDICATIVE OR PREDICTIVE OF FUTURE ALLOCATIONS.

AUGUST 2024 | J.P. Morgan Total Return[SM] Index

J.P.Morgan

	U.S. Treasury Bonds			Investment-Grade Credit			Other Gov't or Agency Bonds			Other Credit		
	1-3 Year Treasuries (SHY)	7-10 Year Treasuries (IEF)	20+ Year Treasuries (TLT)	1-3 Year Credit (IGSB)	Intermed. Credit (IGIB)	10+ Year Credit (IGLB)	Agency MBS (MBB)	Inflation-Protected (TIP)	Emerging Markets (EMB)	High Yield Corporate (HYG)	Floating Rate (FLOT)	Preferred Stock (PFF)
Oct 05	–	20%	20%	–	–	15%	–	20%	10%	5%	–	10%
Sep 05	–	20%	20%	–	–	20%	20%	–	10%	–	10%	–
Aug 05	–	20%	20%	–	–	20%	5%	–	10%	20%	5%	–
Jul 05	–	20%	20%	–	–	20%	15%	5%	10%	–	10%	–
Jun 05	–	20%	20%	–	–	20%	20%	5%	10%	–	5%	–
May 05	10%	–	20%	–	–	20%	15%	20%	5%	–	10%	–
Apr 05	–	–	20%	–	–	20%	5%	20%	10%	20%	5%	–
Mar 05	–	–	20%	–	–	20%	5%	20%	10%	15%	–	10%
Feb 05	–	–	20%	–	–	20%	5%	20%	10%	15%	–	10%
Jan 05	–	–	20%	–	–	20%	5%	20%	10%	15%	–	10%

	U.S. Treasury Bonds			Investment-Grade Credit			Other Gov't or Agency Bonds			Other Credit		
	1-3 Year Treasuries (SHY)	7-10 Year Treasuries (IEF)	20+ Year Treasuries (TLT)	1-3 Year Credit (IGSB)	Intermed. Credit (IGIB)	10+ Year Credit (IGLB)	Agency MBS (MBB)	Inflation-Protected (TIP)	Emerging Markets (EMB)	High Yield Corporate (HYG)	Floating Rate (FLOT)	Preferred Stock (PFF)
Dec 04	–	–	20%	–	–	20%	10%	15%	10%	20%	–	5%
Nov 04	–	–	15%	–	–	20%	15%	15%	10%	20%	–	5%
Oct 04	–	–	20%	–	–	15%	15%	20%	5%	20%	5%	–
Sep 04	5%	–	–	20%	–	–	20%	20%	10%	20%	5%	–
Aug 04	5%	–	–	20%	–	–	20%	20%	10%	20%	5%	–
Jul 04	15%	–	–	20%	–	–	20%	20%	–	15%	10%	–
Jun 04	–	–	–	20%	20%	–	20%	20%	–	20%	–	–
May 04	–	–	15%	–	20%	20%	20%	–	–	20%	–	5%
Apr 04	–	–	15%	–	–	20%	10%	20%	10%	15%	–	10%

The Basket Constituents are identified above by their respective tickers. Please refer to the "Selected Risks" and "Disclaimer" at the end of this presentation and to the section entitled "Use of alternative performance" on the last page for information related to the Basket Constituents and the use of alternative performance in the backtest.

The hypothetical and actual historical monthly weights set forth above represent the monthly reference portfolio weights applied to hypothetical backtested performance using alternative performance for some Basket Constituents from May 3, 2004 to June 25, 2014, hypothetical backtested performance using the actual performance of each Basket Constituent from June 26, 2014 through July 12, 2017, and actual performance from July 13, 2017 to July 31, 2024.

While the monthly reference portfolio weights applied to the hypothetical backtested performance of the Index after June 25, 2014 were allocated to the actual Basket Constituents, alternative performance information for certain Basket Constituents may have been considered in determining the weights for such Basket Constituents after this date.

Please see the "Use of hypothetical backtested returns" at the end of this presentation for additional information related to backtesting and the use of alternative performance in the backtest.

Except as noted above and in the section entitled "Use of alternative performance" at the end of this document, the hypothetical and actual historical monthly weights set forth above were determined using the methodology currently used to calculate the Index. PAST ALLOCATIONS TO BASKET CONSTITUENTS, HYPOTHETICAL OR ACTUAL, ARE NOT INDICATIVE OR PREDICTIVE OF FUTURE ALLOCATIONS.

A UGUS T 2024 | J . P . Mo rg an T otal R eturn SM Ind e x S elected Risks Our affiliate, J.P. Morgan Securities LLC (“JPMS”), is the Index Sponsor and may adjust the Index in a way that affects its level. The policies and judgments for which JPMS is responsible could have an impact, positive or negative, on the level of the Index and the value of your investment. JPMS is under no obligation to consider your interest as an investor with returns linked to the Index. The Index was established on July 13, 2017, and has a limited operating history. There are risks associated with a momentum - based investment strategy. If market conditions do not represent a continuation of prior observed trends, Index performance may be adversely impacted. The Index comprises notional assets and liabilities. There is no actual portfolio of assets to which any person is entitled or in which any person has any ownership interest. The Index may not be successful, may not outperform any alternative strategy and may not maintain volatility below its historical volatility threshold of 5%. The investment strategy used to construct the Index involves monthly rebalancing and weighting constraints that are applied to the Basket Constituents, which may adversely impact performance. Changes in the values of the Basket Constituents may offset each other. There are risks associated with correlation between the Basket Constituents. If the performances of the Basket Constituents become highly correlated during periods of negative performance, Index performance may be adversely impacted. Each Basket Constituent composing the Index may be replaced by a substitute constituent upon the occurrence of certain extraordinary events. The Index should not be compared to any other index or strategy sponsored by any of our affiliates and cannot necessarily be considered a revised, enhanced or modified version of any other J.P. Morgan index. The securities of our parent company, JPMorgan Chase & Co., are held by several of the Basket Constituents. The performance of an ETF, particularly during periods of market volatility, may not correlate with the performance of its reference index. The Index is subject to significant risks associated with fixed - income securities (including interest rate - related risks and credit risk), high - yield fixed - income securities (including credit risk), floating rate notes, mortgage - backed securities, preferred stock, and non - U.S. securities markets, including emerging markets. Investments linked to the index may be subject to the credit risk of JPMorgan Chase Bank, N.A. The risks identified above are not exhaustive. You should also review carefully the related “Risk Factors” section in the prospectus supplement and the relevant product supplement and underlying supplement and the “Selected Risk Considerations” in the relevant pricing supplement. Disclaimer Impo r ta n t Inf orma tion The information contained in this document is for discussion purposes only . Any information relating to performance contained in these materials is illustrative and no assurance is given that any indicative returns, performance or results, whether historical or hypothetical, will be achieved . All information herein is subject to change without notice, however, J . P . Morgan undertakes no duty to update this information . In the event of any inconsistency between the information presented herein and any offering document, the offering document shall govern . Us e o f h ypothetic a l ba c k tested r eturns Any backtested historical performance and weighting information included herein is hypothetical . The constituents and proxy constituents may not have traded together in the manner shown in the hypothetical backtest of the Index included herein, and no representation is being made that the Index will achieve similar performance . There are frequently significant differences between hypothetical backtested performance and actual subsequent performance . The use of alternative “proxy” information may create additional differences between hypothetical backtested and actual performance and allocations . The results obtained from backtesting information should not be considered indicative of the actual results that might be obtained from an investment or participation in a financial instrument or transaction referencing the Index . J . P . Morgan provides no assurance or guarantee that investments linked to the Index will operate or would have operated in the past in a manner consistent with these materials . The hypothetical historical levels presented herein have not been verified by an independent third party, and such hypothetical historical levels have inherent limitations . Alternative simulations, techniques, modeling or assumptions might produce significantly different results and prove to be more appropriate . Actual results will vary, perhaps materially, from the hypothetical backtested returns and allocations presented in this document . HISTORICAL AND BACKTESTED PERFORMANCE AND ALLOCATIONS ARE NOT INDICATIVE OF FUTURE RESULTS . Us e o f altern a ti ve pe r f ormanc e The information provided herein uses “backtesting” and considers other hypothetical circumstances to estimate how the Index may have performed and how Basket Constituents may have been allocated prior to the actual existence of the Index . Prior to 6 / 26 / 14 , the Index’s hypothetical backtested performance relies on, and its weights are applied to, alternative “proxy” performance for some of the Basket Constituents identified above . Additionally, alternative performance information for certain Basket Constituents may have been considered in determining hypothetical weight allocations for such Basket Constituents after this date . Prior to each such Basket Constituent’s launch and satisfaction of a minimum liquidity standard, the backtesting uses (in lieu of actual performance) alternative performance derived from the reference index tracked by that Basket Constituent as of the Index’s live date, after deduction of hypothetical fund expenses (in each case, as specified in the accompanying parenthetical) equal to that Basket Constituent’s expense ratio as of the Index’s live date, as follows : the Barclays U . S . 7 - 10 Year Treasury Bond Index was used as a proxy for IEF through 4 / 23 / 04 ( - 0 . 15 % p . a . ) ; the Barclays U . S . 20 + Year Treasury Bond Index was used as a proxy for TLT through 4 / 16 / 04 ( - 0 . 15 % p . a . ) ; the Bloomberg Barclays US 1 - 3 Year Credit Bond Index was used as a proxy for IGSB through 1 / 13 / 09 ( - 0 . 2 % p . a . ) ; the Bloomberg Barclays US Intermediate Credit Bond Index was used as a proxy for IGIB through 4 / 6 / 09 ( - 0 . 2 % p . a . ) ; the Bloomberg Barclays US Long Credit Bond Index was used as a proxy for IGLB through 6 / 25 / 14 ( - 0 . 2 % p . a . ) ; the Bloomberg Barclays US Mortgage Backed Securities (MBS) Index was used as a proxy for MBB through 9 / 11 / 08 ( - 0 . 29 % p . a . ) ; the Bloomberg Barclays US Treasury Inflation Protected Securities (TIPS) Index (Series - L) was used as a proxy for TIP through 5 / 27 / 04 ( - 0 . 2 % p . a . ) ; the J . P . Morgan EMBISM Global Core Index was used as a proxy for EMB through 11 / 17 / 09 ( - 0 . 4 % p . a . ) ; the Markit iBoxx® USD Liquid High Yield Index was used as a proxy for HYG through 5 / 23 / 08 ( - 0 . 5 % p . a . ) ; the Bloomberg Barclays US Floating Rate Note < 5 Years Index was used as a proxy for FLOT through 1 / 15 / 13 ( - 0 . 2 % p . a . ) ; and the S&P U . S . Preferred Stock Index was used as a proxy for PFF through 10 / 20 / 08 ( - 0 . 47 % p . a . ) . Prior to the relevant date of last use of proxy specified above for a particular Basket Constituent, the hypothetical allocation to such Basket Constituent in the hypothetical and actual historical monthly weights tables above was actually made to the relevant proxy identified in the preceding paragraph . Investment suitability must be determined individually for each investor, and investments linked to the Index may not be suitable for all investors . This material is not a product of J . P . Morgan Research Departments . Copyright © 2024 JPMorgan Chase & Co . All rights reserved . For additional regulatory disclosures, please consult : www . jpmorgan . com/disclosures . Information contained on this website is not incorporated by reference in, and should not be considered part of, this document . This monthly update document replaces and supersedes all prior written materials of this type previously provided with respect to the Index .